UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2008

En Pointe Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28052	75-2467002
(Commission File Number)	(I.R.S. Employer Identification No.)

18701 Figueroa Street Gardena, California	90248
(Address of principal executive offices)	(Zip Code)

(310) 337-5200
Registrant’s telephone number, including area code

_____________________Not Applicable____________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2008, En Pointe Technologies Sales, Inc., a wholly-owned subsidiary of En Pointe Technologies, Inc., entered into a first amendment of the  Limited Liability Company Interest Purchase Agreement with Allied Digital Services Lmited to sell a majority interest in its wholly-owned subsidiary, En Pointe Global Services, LLC that was originally executed on July 9, 2008.  Under the amended agreement that is effective September 22, 2008, the cash consideration of two million dollars ($2,000,000) that was originally due from Allied Digital Services Limited on or about September 23, 2008 is amended to be due on December 15, 2008 with accrued interest at 5% per annum payable from September 23, 2008, forward until paid.

The foregoing summary of the terms of the amended purchase agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.73  and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d) Exhibits:

Exhibit
Number	Description

10.73	First amendment to July 9, 2008 Limited Liability Company Interest Purchase Agreement between En Pointe Technologies Sales, Inc. and Allied Digital Services Limited, dated December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

December 1, 2008	By:	/s/ Robert A. Mercer____________
Name: Robert A. Mercer
Title: Corporate Secretary